UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

EQUILLIUM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Equillium, Inc.

Annual Meeting of Stockholders

Wednesday, May 22, 2024 1:00 PM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/EQ for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/EQ.

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/EQ

To vote your proxy while visiting this site, you will need the control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 10, 2024.

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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 22, 2024 For Stockholders of record as of April 1, 2024

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/EQ

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Have the control number located in the box above available when you access the website and follow the instructions.

SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Equillium, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR all the nominees for director listed below, FOR Proposals 2, 3 and 4, and 3-YEARS for Proposal 5.

PROPOSAL

1.

Election of the three nominees for Class III director named herein to hold office until the 2027 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified, or until his or her respective earlier death, resignation or removal.

1.01 Daniel M. Bradbury

1.02 Martha J. Demski

1.03 Mark Pruzanski, M.D.

2.

To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-10, inclusive, with such ratio to be determined in the discretion of our Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our Board of Directors in its sole discretion.

3.

To ratify, in a non-binding vote, the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

5.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

NOTE: To conduct any other business properly brought before the Annual Meeting or any continuation, postponement or adjournment thereof.